Exhibit 21.1

SCHEDULE OF SUBSIDIARIES

Wholly-owned Subsidiary:

Charles & Colvard (HK) Ltd., a Hong Kong Corporation

Controlled Company:

Guangzhou Charles & Colvard Trading Limited, a Chinese Corporation